UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

MADISON TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51302	85-2151785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 339-5888
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MDEX	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2021, we entered into a Secured Loan and Security Agreement (“Loan Agreement”) with Top Dog Productions, Inc., as the borrower (the “Borrower”) under such Loan Agreement. The Loan Agreement provides that we will make one or more disbursements of a Loan to the Borrower in an aggregate principal amount not to exceed $2,000,000. Our commitment to make disbursements ends on September 8, 2022 and all unpaid principal matures on September 9, 2022. Interest will accrue on the outstanding principal under the Note at 5%; provided, however, that interest will accrue at 24% per annum from the date of the occurrence of an Event of Default until the principal is paid. Any accrued and unpaid interest shall be payable on March 9, 2022 and September 9, 2022 and on the date any principal of the loan is prepaid on the amount of such principal so prepaid. The Borrower may repay the principal of the loan at any time. Any principal that is repaid may not be reborrowed.

The loan is secured by all assets of the Borrower. The two owners of the Borrower have also provided a non-recourse carve-out guaranty which requires such owners to guarantee certain losses incurred as a result of fraud and other intentional bad acts.

A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Secured Loan and Security Agreement, dated September 9, 2021

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2021

MADISON TECHNOLOGIES INC.

/s/ Phillip Falcone
Phillip Falcone
Chief Executive Officer

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